UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2023

BABCOCK & WILCOX ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 East Market Street Suite 650 Akron, Ohio	44305
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (330) 753-4511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common stock, $0.01 par value per share	BW	New York Stock Exchange
8.125% Senior Notes due 2026	BWSN	New York Stock Exchange
6.50% Senior Notes due 2026	BWNB	New York Stock Exchange
7.75% Series A Cumulative Perpetual Preferred Stock	BW PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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Item 1.01 Entry into a Material Definitive Agreement

Amendment to Letter of Credit Agreement

On November 30, 2023, Babcock & Wilcox Enterprises, Inc. (the “Company”) with certain subsidiaries of the Company as guarantors (the “Guarantors”), certain lenders from time to time party to the Revolving Credit Agreement (as defined below), and PNC Bank, National Association (“PNC”), as issuer under the Letter of Credit Issuance and Reimbursement and Guaranty Agreement, dated as of June 30, 2021 (as amended, restated, modified and/or supplemented from time to time, the “Letter of Credit Agreement”) and agent under that Revolving Credit Agreement, entered into the Second Amendment to Letter of Credit Issuance and Reimbursement and Guaranty Agreement; Partial Release of Cash Collateral; and Agreement Regarding Revolving Credit, Guaranty and Security Agreement, dated as of November 30, 2023 (the “Second Amendment to Letter of Credit Agreement and Revolving Credit Agreement”). The Second Amendment to Letter of Credit Agreement and Revolving Credit Agreement, among other things, amends the terms of the Letter of Credit Agreement to (i) reduce the Commitment Amount (as defined in the Letter of Credit Agreement) from $110,000,000 to $100,000,000, (ii) in connection with such reduction, cause PNC as issuer to release $10,000,000 cash collateral (the “Pledged Cash Collateral”) previously pledged by The Babcock & Wilcox Company, an affiliate of the Company, and remit such cash to PNC, in its capacity as administrative agent under the Revolving Credit Agreement, as repayment of and applied to the principal balance of the Revolving Advances (as defined in the Revolving Credit Agreement) under the Revolving Credit, Guaranty, and Security Agreement dated June 30, 2021 (as amended, restated, modified and/or supplemented from time to time, the “Revolving Credit Agreement”), and (iii) upon the satisfaction of certain conditions, further reduce the Commitment Amount from $100,000,000 to $90,000,000 and release any cash collateral then on deposit in excess of $90,000,000 to MSD PCOF Partners XLV, LLC, in its capacity as issuer under the Reimbursement, Guaranty and Security Agreement, dated as of June 30, 2021.

Certain of the parties under the Letter of Credit Agreement, as well as certain of their respective affiliates, have performed and may in the future perform for the Company and its subsidiaries, various commercial banking, investment banking, lending, underwriting, trust services, financial advisory and other financial services, for which they have received and may in the future receive customary fees and expenses.

Amendment to Revolving Credit Agreement

On November 30, 2023, the Company and the Guarantors, certain lenders from time to time party to the Revolving Credit Agreement and PNC, as administrative agent and swing loan lender under the Revolving Credit Agreement, entered into the Second Amendment to Letter of Credit Agreement and Revolving Credit Agreement. The Second Amendment to Letter of Credit Agreement and Revolving Credit Agreement amends the terms of the Revolving Credit Agreement to establish a permanent reserve of $5,000,000 against the Maximum Revolving Advance Amount and the Formula Amount (each as defined in the Revolving Credit Agreement) if the Company’s obligations under the Revolving Credit Agreement and Letter of Credit Agreement are not paid in full by December 31, 2023.

The Company paid an amendment fee of $100,000 to PNC in consideration of the Second Amendment to Letter of Credit Agreement and Revolving Credit Agreement. Certain of the lenders under the Revolving Credit Agreement, as well as certain of their respective affiliates, have performed and may in the future perform for the Company and its subsidiaries, various commercial banking, investment banking, lending, underwriting, trust services, financial advisory and other financial services, for which they have received and may in the future receive customary fees and expenses.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BABCOCK & WILCOX ENTERPRISES, INC.

December 6, 2023	By:	/s/ Louis Salamone
Louis Salamone
Executive Vice President, Chief Financial Officer and Chief Accounting Officer
(Principal Accounting Officer and Duly Authorized Representative)

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